Second Quarter 2022 Shareholder Letter

“The team delivered Total revenue growth of 23.1% year-over-year to $230.8 million, against a backdrop of persistent inflation and uncertain consumer mobility and spending. Average weekly sales rose 12% quarter- over-quarter to $76,000. Our same-Shack sales grew 10.1% year-over-year with 7.8% traffic growth. Shack- level operating profit margin was 18.8%, one of our strongest profit quarters since the onset of COVID. Despite macro challenges, we opened 13 new Company-operated and licensed Shacks this quarter, including two drive- thrus, a key component of our ongoing development strategy. Our early read on our new drive-thru format is positive and we are building our pipeline,” said Chief Executive Officer, Randy Garutti. “Our strategic investments have helped us address persistent operating challenges and build our long-term growth. We plan to take additional price in mid-Q4 to help offset ongoing inflationary pressures,” said Chief Financial Officer, Katherine Fogertey. Second quarter 2022 highlights, year-over-year: • Total revenue grew 23.1% to $230.8m. • Shack sales grew 22.9% to $223.1m. • Licensing revenue grew 28.5% to $7.7m. • System-wide sales grew 24.8% to $351.7m. • Average weekly sales (AWS) of $76k, up 12% quarter-over-quarter. • Same-Shack sales (SSS) grew 10.1%. • Urban SSS grew 19.4% and suburban SSS grew 2.6%. • Operating loss of $0.8m. • Shack-level operating profit margin1 of 18.8% of Shack sales. • Net loss of $1.3m. • Adjusted EBITDA1 of $22.1m, up 7.1%. • Net loss attributable to Shake Shack Inc. of $1.2m, or a loss of $0.03 per share. • Adjusted pro forma net income1 of $0.1m, or $0.00 per fully exchanged and diluted share. • Opened five new domestic Company-operated Shacks, including drive-thru locations in Castle Rock, CO and Chesterfield, MO. Opened eight new licensed Shacks, including locations in Mexico, South Korea, Turkey, Hong Kong and our first in Guangzhou. Q 2 2 0 2 2 H I G H L I G H T S System-wide Sales $351.7m 24.8% growth year-over- year. Same-Shack Sales (SSS) Growth +10.1% Strong traffic growth led by urban recovery, resiliency in suburban Shacks. Shack-level Operating Profit Margin1 18.8% Despite double-digit inflationary pressures across our business. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

$72K $72K $74K $68K $76K 2Q21 3Q21 4Q21 1Q22 2Q22 47% 42% 42% 43% 38% 0% 10% 20% 30% 40% 50% 60% 70% $40M $50M $60M $70M $80M $90M $100M 2Q21 3Q21 4Q21 1Q22 2Q22 $35M $30M $32M $30M $42M 19.2% 15.8% 16.4% 15.2% 18.8% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 2Q21 3Q21 4Q21 1Q22 2Q22 $187M $194M $203M $203M $231M 2Q21 3Q21 4Q21 1Q22 2Q22 339 350 369 382 395 2Q21 3Q21 4Q21 1Q22 2Q22 $282M $299M $314M $310M $352M 2Q21 3Q21 4Q21 1Q22 2Q22 1. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. 2. Digital sales include sales made through the Shake Shack mobile application, Shake Shack website, and delivery partners. It does not include sales through Kiosks that are located inside Shacks. Digital sales and digital sales mix are key metrics and in 1Q22 exclude the $1.3m cumulative catch-up of gift card breakage, recognized in Shack sales in 1Q22. Total Revenue Digital Sales2 $ Shack-level Operating Profit Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 2 2 0 2 2 H I G H L I G H T S R E C O R D H I G H S A L E S A N D S H A C K - L E V E L O P E R A T I N G P R O F I T 1 % label indicates digital mix of sales % label indicates Shack-level operating profit margin1 3 drive thru
CLEARANCE 8'-6"
drive thru
CLEARANCE 8'-6"

TO OUR SHAREHOLDERS

August 4, 2022

While the environment remains challenging, our teams generated the highest Total revenue and Shack-level operating profit on record. We are investing in our strategic initiatives essential to drive our long-term growth and we retained our strong digital sales even as we grew in-Shack sales by more than 20% quarter-over-quarter.

We are committed to investing in our valued team members and building our bright future together. We recently gathered more than 1,000 leaders across our Shacks and home office along with our partners and suppliers at our biannual leadership retreat.

Our early results on drive-thru are encouraging, with six open so far delivering on average >$80k in AWS over the past four months. We plan to have at least 20-25 Shake Shack drive-thrus open by the end of 2023 and view this new format as a compelling way to expand our total addressable market.

Over the past two years, we have generally outperformed seasonality and show strong recovery when consumer mobility metrics improve, but experience headwinds when these factors reverse.

While our sales were tracking in-line with our expectations for April and May, June sales were below our expectations. We felt some impact of shifts in consumer patterns amidst elevated inflationary pressures. Additionally, key urban recovery trends broadly held, but in some cases reversed.

Despite this, our deeply impacted urban markets such as New York City, Boston and Washington, D.C. all grew SSS by more than 25%. We expect our recovery would have been stronger had mobility metrics in urban locations - including return to office - incrementally improved.

Development delays negatively impacted sales in the quarter as we struggled to source equipment and achieve timely permitting and inspections that we need to open restaurants on time.

While we cannot be certain how consumer spending and mobility patterns evolve throughout the rest of the year, we remain focused on delivering a great guest experience in digital and in-Shack channels with elevated offerings reflective of our fine dining culinary roots.

Shake Shack will host a conference call at 8:00 a.m. ET, accessible live over the phone by dialing (877) 407-0792, or for international callers by dialing (201) 689-8263. A replay of the call will be available until August 11, 2022 by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13730378.The live audio webcast of the conference call will also be accessible in the Events & Presentations section on the Company's Investor Relations website at investor.shakeshack.com.

4

AWS DRIVEN BY TRAFFIC GROWTH

Second quarter AWS[1] of $76k rose from $68k in the first quarter, marking the highest quarterly AWS generated since the onset of COVID. As our results have shown over the past two years, we generally have stronger recovery when consumer mobility metrics also improve. Consistent with consumer mobility trends softening from May to June, AWS trends went from $76,000 in April to $75,000 in May and June.

July AWS of $75k held flat with June, in-line with normal seasonality patterns. Macro pressures in July were broadly consistent with June, and AWS reflected typical seasonality.

AVERAGE WEEKLY SALES (AWS) REFLECTED NORMAL SEASONALITY IN JULY



Q2 2022 AWS $76K
$64K
$72K
$72K
$74K
$71K
$68K
$76K
$75K
$75K
$75K
Total YoY Shack Sales Growth / (Decline)
9%
103%
48%
38%
44%
31%
27%
24%
19%
15%
First Quarter 2021
Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021[2]
Full Year 2021[3]
First Quarter 2022
Fiscal April 2022
Fiscal May 2022
Fiscal June 2022
Fiscal July 2022



SHAKE SHACK

Fishers, IN

1. Average weekly sales (AWS) is a key metric. First quarter 2022 AWS excludes the $1.3m cumulative catch-up of gift card breakage income.
2. Fourth Quarter 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the thirteen weeks from September 30, 2021 through December 29, 2021 to the thirteen weeks from September 24, 2020 through December 23, 2020.
3. Full Year 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the fifty-two weeks from December 31, 2020 through December 29, 2021 to the fifty-two weeks from December 26, 2019 through December 23, 2020.

5

URBAN & SUBURBAN SAME-SHACK SALES

Same-Shack sales (SSS) grew 10.1% in the second quarter versus 2021, driven by 7.8% traffic growth. In-Shack traffic grew more than 20% year-over-year, resulting in a 2.3% positive price mix. Items per check was flat across our channels compared to the first quarter and performed in-line with historical seasonality.

Later in the quarter and into July, we realized pressures from consumer mobility. July SSS rose 4.8% versus 2021, with performance led by our urban markets. The outsized growth of our in-Shack sales relative to our digital sales continued to pressure our price mix growth in the quarter.

Our operators continue to manage through a challenging staffing environment while prioritizing providing a great guest experience. As a reminder, SSS excludes the impact of closures that are two days or more, but one day closures and the impact of operating with fewer hours are not excluded.

URBAN & SUBURBAN SSS[1] % VS PRIOR YEAR



Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Urban SSS%
Total SSS %
Suburban SSS %
54%
53%
52%
34%
25%
17%
33%
21%
12%
19%
10%
4%
19%
10%
3%

Urban SSS grew 19% year-over-year and was the strongest contributor to overall SSS growth. All urban dayparts were positive in the quarter versus 2021, led by weekday lunch and dinner. Urban markets remain broadly affected by lower office occupancy, travel, tourism, commuting, and entertainment traffic compared to pre-COVID levels. In the quarter, we had less of a benefit from these metrics recovering, and our urban performance was more reflective of our operational execution. July urban SSS remained positive driven by both traffic and price mix but continued to be affected by similar pressures seen throughout the second quarter.

Suburban SSS grew 3% year-over-year, even as urban Shacks posted strong growth. We remain encouraged by our opportunity in suburban markets as we expand development and evolve formats like drive-thru. Suburban traffic was flat year-over-year.



1. Same-Shack sales, or “SSS”, and same-Shack sales growth are key metrics. 1Q2022 excludes the $1.3m cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales in 1Q22.

6

REGIONAL SAME-SHACK SALES

REGIONAL SSS[1] % VERSUS PRIOR YEAR


Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
70%
65%
60%
53%
44%
40%
37%
28%
11%
6%
5%
4%
NYC (incl. Manhattan)
Northeast
Midwest
Manhattan
South
West

All regions had positive SSS growth, lapping high double-digit SSS growth last year - driven by stronger traffic especially in Manhattan, NYC, and the Northeast region.

Despite urban recovery metrics moderating in the quarter, New York City teams delivered on the largest sales volume since COVID. Still, our urban and New York City sales - urban weekday lunch and dinner in particular – remain well below 2019 levels. Boston and Washington, D.C. also grew SSS by more than 25% year-over-year. We expect our urban recovery would have been even stronger had mobility metrics improved.

Beyond the Northeast, we also benefited from strong performance in other markets including Las Vegas, Chicago and Austin where SSS grew by 15% or more year-over-year.

Our traffic improved year-over-year even as recovery metrics moderated in June.


SHAKE SHACK


SHAKE SHACK

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. 1Q2022 excludes the $1.3m cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales in 1Q22.

7

DIGITAL RETENTION REMAINS HIGH

Our Digital Transformation is driving higher guest acquisition, retention, and spend:

- Second quarter digital sales held stable quarter-over-quarter, with resilience in our owned digital channels (Shack app and web).
- As of June 2022, we have 4.2m guests that made a first-time purchase in our owned digital channels, up about 75% since first quarter 2021 and more than 7% since last quarter.
- Digital mix of 38%[1] decreased slightly quarter-over-quarter due to strong recovery of in-Shack sales.
- Our app and web digital guest frequency is higher than that of our non-digital guests.
- We have seen 1 million app installs since the beginning of the year.
- Our app exclusive offers and promotions are a key part of our limited time offers (LTO) launch strategy and driving frequency.
- Our digital guest average check was over 25% higher than non-digital check in the second quarter.

DIGITAL SALES[1] MIX



In-Shack Sales $
Digital Sales $
% Label Indicates digital mix of sales
47%
42%
42%
43%
38%
Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022

DIGITAL SALES QUARTER-OVER-QUARTER GROWTH[1]



In-Shack Sales Growth
Digital Sales Growth
60%
(7%)
12%
(7%)
5%
4%
3%
(3%)
25%
(0%)
Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022

Introduced tipping: over the years, guests have asked for the opportunity to tip our teams. In response to this ask, we have launched tipping functionality in certain channels to allow guests the option to appreciate our team members and their commitment to Enlightened Hospitality.



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App exclusive offers provide exciting incentives for digital guests.

1. Digital sales includes sales made through the Shake Shack mobile application, Shake Shack website, and delivery partners. It does not include sales through Kiosks that are located inside Shacks. Digital sales and digital sales mix are key metrics and in 1Q22 exclude the $1.3m cumulative catch-up of gift card breakage, recognized in Shack sales in 1Q22.

8

Early read on drive-thru | The first six Shake Shack drive-thrus are generating higher AWS than our Company-operated average and like-for-like suburban formats over the past four months. While still early, we are seeing higher frequency from our drive-thru guests as we are aiming to be part of their normal routine. We are making large investments in this new format. Drive-thrus are going to make up about 20% of our 2022 class, and we plan to open at least 10 to 15 more Shake Shack drive-thrus in 2023. We are gaining confidence that this format holds potential to expand our total addressable market opportunity. D E V E L O P M E N T & D R I V E - T H R U U P D A T E S We opened five domestic Company-operated Shacks in the second quarter and one more in July. We expect further delays in some of our openings in Q3 and Q4 as we continue to experience permitting, inspection, and construction postponements, as well as equipment availability including HVAC, custard machines and other critical components. Our updated expectation is to open about three Shacks in Q3 and about 20-25 in Q4. 9 1. AWS and channel mix data is inclusive of the Chesterfield, MO drive-thru which opened in late June 2022; thus, has only been opened for 7 days in Q2 2022. Castle Rock, CO* Mosaic District, VA Piedmont Park, GA Del Amo, CA Chesterfield, MO* Meatpacking District, NY* drive-thru April May June July We remain disciplined in our growth strategy, given the sharp inflationary backdrop. We continue to anticipate build costs to rise by 10 to 15% this year, with continued pressure into 2023, driven by inflation and the higher cost of drive-thru formats. We are actively building our pipeline, targeting to increase our development schedule for 2023. > $80k AWS on average for the six drive-thrus open as of July 2022, measured over past four months. 9

LICENSED BUSINESS GROWTH

TOTAL LICENSING SALES[1] ROSE 28% YOY



Total Licensing Sales
$100.4M
$111.6M
$118.4M
$112.8M
$128.6M
Total YoY Licensing Sales Growth / (Decline)
187%
61%
50%
45%
28%
Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021[2]
First Quarter 2022
Second Quarter 2022

Our second quarter Licensing revenue grew 28.5% year-over-year, reaching $7.7m this quarter. Licensing sales grew 28.1% year-over-year to $128.6m. Our Licensing business benefited from strong performance across domestic Shacks and in select international markets, as well as strong performance from the class of 2022 and 2021. We continue to be impacted by ongoing COVID volatility in Mainland China, Hong Kong, and travel-impacted locations.

As of fiscal July end we have 167 licensed Shacks globally, including 8 openings in the second quarter and 2 more in fiscal July. We expect to open a total of 25 to 30 licensed Shacks in 2022. We have continued to expand our footprint further in China, with new market openings in cities like Guangzhou and most recently Chengdu in August.

The stronger USD presented a headwind to our second quarter sales. In the second quarter, around 85% of our licensing sales were in foreign currencies. We have factored moderate USD appreciation into our third quarter licensing guidance range.



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Shenzhen, China

1. Total licensed sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
2. Fourth Quarter 2021 total Licensing sales YoY growth excludes the favorable $7.0m impact of the 53rd fiscal accounting week in Fourth Quarter 2020.

10

11 S H A C K - L E V E L O P E R A T I N G P R O F I T Shack-level operating profit1 of $42.0m grew 20.8% year-over-year and represents an 18.8% margin, despite the traffic impact from ongoing inflationary and COVID pressures. We realized strong flow through on the additional sales in the quarter in our urban and suburban Shacks. We plan for continued investments in our teams and expect double-digit blended food and paper inflation to persist in the second half of 2022. While the impact from beef inflation is expected to moderate in coming quarters, we expect to see a larger headwind from added inflationary pressures in fries as well as dairy and chicken. To help address the ongoing inflationary pressures in our business, we plan to implement a 5% to 7% price increase mid-Q4 across price tiers and channels to maintain a blended high single-digit pricing across channels for the remainder of the year. The components of our Shack-level costs (covered in more detail in the following pages) are as follows: • Food and paper costs were 29.6% of Shack sales. • Labor and related expenses were 29.5% of Shack sales. • Other operating expenses were 14.6% of Shack sales. • Occupancy and related expenses were 7.5% of Shack sales. $35M $30M $32M $30M $42M 2Q21 3Q21 4Q21 1Q22 2Q22 Shack-level Operating Profit1 ($) 19.2% 15.8% 16.4% 15.2% 18.8% 2Q21 3Q21 4Q21 1Q22 2Q22 Shack-level Operating Margin1 (%) Shack-level Operating Profit grew 20.8% year-over-year 1. Shack-level operating profit is a non-GAAP measure. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up. The benefit from the cumulative catch-up resulted in a 0.5% increase to first quarter 2022 Shack-level operating profit margin.

SHACK-LEVEL OPERATING PROFIT FOOD & PAPER COSTS

Food and paper costs were 29.6% of Shack sales in the second quarter, down 70 bps year-over-year. The impact from our March 2022 price increase and 38 bps benefit from credits related to our biannual leadership retreat helped offset inflationary pressures. Blended food and paper prices rose low double-digits year-over-year, led by dairy, paper & packaging, chicken and fries. Our beef costs were below expectations in the quarter.

We expect food and paper costs to rise by low double-digits % year-over-year in 3Q. While we expect the impact from beef prices to lessen in 3Q, we expect higher inflationary pressures on dairy, potatoes used in our crinkle cut fries, as well as paper & packaging.



COGS as a % of Shack Sales
30.3%
31.0%
31.0%
30.4%
29.6%
2Q21
3Q21
4Q21
1Q22
2Q22

We expect blended food and paper inflation of high single to low double-digits in FY2022. As we have few contracts in place, there are unknowns around the inflationary pressures we will face over the coming months. However, we are focused on improving our profitability and plan to implement an additional 5% to 7% price increase across menu, channel and tiers in mid-Q4.

Food and Paper Inflationary Pressures

Commodities	Basket Range	Q2 2022 YoY Inflation	Q3 2022 YoY Inflation Outlook*	FY2022 YoY Inflation Outlook*
Beef	25% – 30%	- MSD %	- HSD – MSD %	Flat to + LSD %
Total Food[1]	~ 90%	+ HSD %	+ HSD – LDD %	+ HSD – LDD %
Paper and Packaging	~ 10%	+ ~20%	+ Mid Teens %	+ Mid Teens %
Blended Food & Paper	**100%**	**+ LDD %**	**+ LDD %**	**+ HSD – LDD %**

We take the time and effort to find and use only the best ingredients – from fresh and antibiotic-free meat to cage-free eggs and real cane sugar. Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations on commodity outlook for our basket as we see today; however, the blended weight and the individual components are subject to change for a variety of reasons.







1. Total Food includes food and beverage.

12

SHACK-LEVEL OPERATING PROFIT LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") was 29.5% of Shack sales in the second quarter, up 50 bps year-over-year. We continue to invest in our Shack team members as we staff for growth and sales recovery. We raised our starting wages by high single-digit percentage year-over-year in the second quarter as we proudly invest in our team members. We are raising our starting wages by mid to high single-digit percent in 2022.

Labor as a % of Shack Sales



29.0%
31.1%
29.6%
30.7%
29.5%
2Q21
3Q21
4Q21
1Q22
2Q22

Other Opex as a % of Shack Sales



13.4%
14.2%
14.9%
15.4%
14.6%
2Q21
3Q21
4Q21
1Q22
2Q22

Other operating expenses ("Other opex") was 14.6% of Shack sales in the second quarter, up 120 bps year-over-year. Other opex % increased year-over-year primarily driven by increased costs to operate our dining rooms. Other opex % decreased quarter-over-quarter primarily driven by sales leverage and lower delivery mix for delivery commissions.

Occupancy and related expenses ("Occupancy") was 7.5% of Shack sales in the second quarter, down 70 bps year-over-year. Occupancy % decreased quarter-over-quarter and year-over-year primarily driven by sales leverage.

Occupancy as a % of Shack Sales



8.2%
7.8%
8.1%
8.3%
7.5%
2Q21
3Q21
4Q21
1Q22
2Q22



13

ADDITIONAL EXPENSES & ADJUSTED EBITDA[1]

G&A Expenses


$20M
$21M
$26M
$31M
$29M
2Q21
3Q21
4Q21
1Q22
2Q22

Second quarter General and administrative ("G&A") expenses were $29.1m, or $28.3m excluding legal expense of $750k. G&A increased year-over-year to support Shack development and digital initiatives, including marketing and technology, however is being managed to our reduced unit opening schedule.

Depreciation and amortization expense and Pre-opening costs are reflective of inflationary pressures and our development schedule.

Depreciation and Amortization Expense


$14M
$15M
$16M
$17M
$18M
2Q21
3Q21
4Q21
1Q22
2Q22

Pre-opening Costs


$2M
$3M
$5M
$3M
$3M
2Q21
3Q21
4Q21
1Q22
2Q22

Adjusted EBITDA was $22.1m, or 9.6% of Total revenue, in the second quarter, increasing 7.1% year-over-year and 131.1% quarter-over-quarter. EBITDA adjustments for Q2 2022 totaled $4.3m, primarily consisting of (i) equity-based compensation of $3.5m, (ii) deferred lease costs of ($0.8m), (iii) impairments & disposals of $0.5m and (iv) legal expense of $0.75m.

Adjusted EBITDA


$21M
$16M
$12M
$10M
$22M
2Q21
3Q21
4Q21
1Q22
2Q22


SHAKE SHACK RODEO

1. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

14

FINANCIAL OUTLOOK

Fiscal third quarter and fiscal year 2022 guidance is derived from preliminary, unaudited results, based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 28, 2022.

Q3 2022 Guidance

Total revenue	$221.0m-$226.5m
Shack sales	$213.0m-$218.0m
Licensing revenue	$8.0m-$8.5m
Same-Shack sales versus 2021	Mid single-digits %
Shack-level operating profit margin	16.0%-18.0%

FY 2022 Guidance

Domestic Company-operated openings	35-40
Licensed openings	25-30
General and administrative expenses	$111m to $113m[1,2]
Equity-based compensation	Approximately $13m
Depreciation and amortization expense	$70m to $75m
Pre-opening costs	$14m to $17.5m
Adjusted Pro Forma Tax Rate	28%-30%

1. Excludes a $6.0m legal expense in the first quarter and a $750k legal expense in the second quarter. Including the legal expense, our guidance is $117.8m-$119.8m.
2. Guidance includes approximately $12m of the approximately $13m total Equity-based compensation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 29, 2021, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the condensed consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements" which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.


SHAKE SHACK

15

STRATEGIC FOCUS

FOUR PILLARS OF OUR STRATEGIC PLAN


TOGETHER is SWEETER
TOGETHER is SWEETER

Elevating Our People

We **Stand For Something Good**. We are committed to doing the right thing for our teams, guests, and communities.

We strive to be market-leading employers and will continue to invest in our people to drive Company growth, value, and culture to meet both current and future business needs.

Digital Transformation

We are leveraging our digital channels to transform the way that we deliver Enlightened Hospitality to our guests.

Our omnichannel experience with personalized digital marketing offers more connections and exceptional guest experience. This, we believe, is a key to our long-term frequency.


innovation kitchen


SHAKE SHACK

Format Evolution & Expansion

We continue to expand our domestic and global footprint to provide access to unreached markets, with an eye on convenience and experience. We are particularly focused on learnings from new drive-thru Shacks and expect to add more to the pipeline.

Guest Experience Rules

Our food is always freshly made to order. We pride ourselves in providing our guests with food that raises the bar, from the ingredients we source to the moment they take their first bite.

We prioritize guest experience through unmatched hospitality, elevated culinary innovations, limited time offers and marketing campaigns.


SHAKE SHACK

16

17 Our secret to leading the way in hospitality? We put our people first! At Shake Shack, our mission is to Stand For Something Good in all that we do. Our team members learn lifelong skills and are empowered to make a positive impact on our business, restaurants, and communities. We hosted our biannual Leadership Retreat in May to develop, inspire and connect with more than 1,000 of our Shake Shack leaders. We provide ongoing development with our leadership competency training, MentorShack program and women’s leadership initiatives. We raised starting wages by more than 15% since the start of 2020. Our average hourly starting wage is approximately $15/hour. We rolled out our new tipping program, allowing our hourly team members the opportunity to earn more. We leverage diversity as a strength. Last year, more than 50% of all our promotions were women and over 70% were underrepresented minorities. We earned an 100% score on Human Rights Campaign’s Corporate Equality Index for the fourth year in a row, underscoring our support of the LGBTQ+ community in the workplace. We lend helping hands in times of need. Last year, we increased our HUG Fund quick financial assistance to team members by over 30%. We strive to be an industry-leading employer, attracting the best talent at all levels. Our future growth is reliant on diversity in all forms, and all team members have access to opportunities. We are proud to make big investments to help build careers here at Shake Shack. Our Shift Up program supports hourly team members' skills development and prepares them for promotion into management positions. Our General Managers can earn six figure incomes and receive equity bonuses. Our Cross Trainers can travel the world for new Shack openings and are key to ensuring successful opens in our Company-operated and licensed locations. We support work balance with expanded parental leave, shift scheduling flexibility and other competitive benefits. WORKING AT SHAKE SHACK

OUR GUEST EXPERIENCE RULES!

COOKING UP SOME SUMMER FUN

We have been busy in our Innovation Kitchen cooking up exciting culinary treats for our guests. We are always innovating our menu offerings to improve the guest experience. This quarter, we began market tests of **caffeinated lemonades, frozen lemonades, and non-dairy shakes** at select Shacks. We also tested a **menu of Vodka Parm sandwiches and fries** and continue to evolve our work on **plant-based protein offerings**.

We are uplifting our culinary program with **Limited Time Offerings (LTOs)** and buzz-worthy collaborations that drive engagement with new and existing guests. This quarter, our LTOs featured:

- **Maker's Mark™ Bourbon Bacon Jam:** Burger & Chicken Shack.
- **LTO Shakes:** Oreo® Funnel Cake, Chocolate Churro and Sprinkle Cookie (In Pride month, 3% of sales benefited The Trevor Project).
- **Summer Lemonade Trio:** Cherry Hibiscus Lemonade, Mango Passionade & Strawberry Lemonade. Additionally, the Summer Lemonade Trio is our strongest performing lemonade trio LTO to date.

We collaborated with partners at local events and select Shacks to develop exclusive experiences:

- **Tacos y Birria La Unica** at EEEEEATSCON: Birria Shack, a Jack cheeseburger featuring Birria de rez.
- **Red Bull & Formula 1 Miami**: Peach Orange Pit Stop, Peach Red Bull and our Blood Orange Citrusade.
- **Una Pizza Napoletana**: Three-course menu paired with wine & live music at Madison Square Park.
- **Apotheke candle collaboration in NYC:** Burger in the Park scent and Shake & Fries scent.


Maker's
Mark
WHISKY


TOGETHER is SWEETER
Chocolate Churro
Sprinkle Cookie
OREO® Cookie Funnel Cake




APOTHEKE


NON-DAIRY CHOCOLATE SHAKE
POWERED BY
NotCo


EEEEEATS CON

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GUEST QUOTES!!

BOURBON BACON CHEDDAR BURGER

"That new bacon bourbon burger is killer. Gets better every time. Perfect when partnered with my son and a shake."

Via Twitter

"I need a drive thru @shakeshack in my life!! 😍😍"

Via Instagram

"Upset because the @shakeshack near me doesn't have a drive-thru like Minnesota 😢😭😩"

Via Twitter

"IMPORTANT ANNOUNCEMENT: @shakeshack Bourbon Bacon Cheddar Burger is the #GOAT of fast food burgers. Had to be said"

Via Twitter

"Once again reiterating my endorsement of shake shack's bourbon cheddar bacon burger being extremely good."

Via Twitter

"Shake shack's bourbon bacon cheddar is the best burger I've ever eaten — and I eat *a lot* of burgers."

Via Twitter

"WHY IS NO ONE TALKING ABOUT DRIVE THRU SHAKE SHACK"

Via TikTok

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Financial Details

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 21 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2022, expected development targets for fiscal 2022, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services and store format evolution and expansion, the Company’s digital investments and strategies, 2022 guidance, and statements relating to the impact of COVID-19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward- looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2021 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 22 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company- operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue.

D E F I N I T I O N S ( C O N T . ) 23 “Shack-level operating profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Thirteen Weeks Ended	
	June 29, 2022	June 30, 2021
Shacks in the comparable base	165	130
Shack Counts (at end of period):		
System Wide	395	339
Domestic Company-Operated	230	200
Licensed	165	139
Domestic Licensed	27	23
International Licensed	138	116

Development Highlights

During the second quarter of 2022, the Company opened five new domestic Company-operated Shacks and eight new licensed Shacks.

Location	Type	Opening Date
Monterrey, Mexico — Galerías Monterrey	International Licensed	3/31/2022
Guangzhou, China — Parc Central	International Licensed	4/6/2022
Castle Rock, CO — Castle Rock	Domestic Company-operated	4/15/2022
Fairfax, VA — Mosaic District	Domestic Company-operated	4/18/2022
Atlanta, GA — Piedmont Park	Domestic Company-operated	4/28/2022
Hangzhou, China — Kerry Centre	International Licensed	4/28/2022
Seoul, South Korea — Gangnam Square	International Licensed	4/29/2022
Hong Kong, China — Citygate Outlets	International Licensed	5/9/2022
Seoul, South Korea — Suyu	International Licensed	5/20/2022
Torrance, CA — Del Amo Fashion Center	Domestic Company-operated	6/17/2022
Istanbul, Turkey — Bahçeşehir	International Licensed	6/17/2022
Shenzhen, China — UniWalk	International Licensed	6/18/2022
Chesterfield, MO — Chesterfield	Domestic Company-operated	6/24/2022

In fiscal July 2022, the Company opened one additional domestic Company-operated Shack and two additional domestic licensed Shacks.

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June 29, December 29, 2022 2021 ASSETS Current assets: Cash and cash equivalents 278,332$ 302,406$ Marketable securities 79,625 80,000 Accounts receivable, net 11,936 13,657 Inventories 3,955 3,850 Prepaid expenses and other current assets 13,727 9,763 Total current assets 387,575 409,676 Property and equipment, net of accumulated depreciation of $254,291 and $222,768 respectively 411,018 389,386 Operating lease assets 361,522 347,277 Deferred income taxes, net 305,230 298,668 Other assets 14,735 12,563 TOTAL ASSETS 1,480,080$ 1,457,570$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 16,420$ 19,947$ Accrued expenses 40,013 36,892 Accrued wages and related liabilities 18,440 14,638 Operating lease liabilities, current 38,775 35,519 Other current liabilities 20,261 14,501 Total current liabilities 133,909 121,497 Long-term debt 244,066 243,542 Long-term operating lease liabilities 418,010 400,113 Liabilities under tax receivable agreement, net of current portion 234,862 234,045 Other long-term liabilities 21,597 22,773 Total liabilities 1,052,444 1,021,970 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of June 29, 2022 and December 29, 2021. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,266,670 and 39,142,397 shares issued and outstanding as of June 29, 2022 and December 29, 2021, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,871,513 and 2,921,587 shares issued and outstanding as of June 29, 2022 and December 29, 2021, respectively. 3 3 Additional paid-in capital 410,520 405,940 Retained earnings (accumulated deficit) (7,796) 3,554 Accumulated other comprehensive income (loss) (1) 1 Total stockholders' equity attributable to Shake Shack, Inc. 402,765 409,537 Non-controlling interests 24,871 26,063 Total equity 427,636 435,600 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,480,080$ 1,457,570$ B A L A N C E S H E E T S ( U N A U D I T E D ) 25 (in thousands, except share and per share amounts)

INCOME STATEMENTS
(UNAUDITED)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended			
(in thousands, except per share amounts)	June 29, 2022		June 30, 2021		June 29, 2022		June 30, 2021	
Shack sales	$ 223,054	96.7%	$ 181,470	96.8%	$ 419,845	96.7%	$ 332,138	96.9%
Licensing revenue	7,698	3.3%	5,990	3.2%	14,298	3.3%	10,604	3.1%
TOTAL REVENUE	$ 230,752	100.0%	$ 187,460	100.0%	$ 434,143	100.0%	$ 342,742	100.0%
Shack-level operating expenses[(1)]:								
Food and paper costs	65,987	29.6%	54,917	30.3%	125,871	30.0%	99,547	30.0%
Labor and related expenses	65,851	29.5%	52,631	29.0%	126,316	30.1%	99,013	29.8%
Other operating expenses	32,563	14.6%	24,275	13.4%	62,800	15.0%	47,419	14.3%
Occupancy and related expenses	16,657	7.5%	14,876	8.2%	32,933	7.8%	28,787	8.7%
General and administrative expenses	29,075	12.6%	20,366	10.9%	60,395	13.9%	39,931	11.7%
Depreciation and amortization expense	18,087	7.8%	14,472	7.7%	34,942	8.0%	28,198	8.2%
Pre-opening costs	2,823	1.2%	2,258	1.2%	5,535	1.3%	5,834	1.7%
Impairment and loss on disposal of assets	528	0.2%	358	0.2%	1,105	0.3%	727	0.2%
TOTAL EXPENSES	$ 231,571	100.4%	$ 184,153	98.2%	$ 449,897	103.6%	$ 349,456	102.0%
INCOME (LOSS) FROM OPERATIONS	(819)	(0.4)%	3,307	1.8%	(15,754)	(3.6)%	(6,714)	(2.0)%
Other income, net	538	0.2%	108	0.1%	249	0.1%	139	– %
Interest expense	(315)	(0.1)%	(359)	(0.2)%	(670)	(0.2)%	(874)	(0.3)%
INCOME (LOSS) BEFORE INCOME TAXES	$ (596)	(0.3)%	$ 3,056	1.6%	$ (16,175)	(3.7)%	$ (7,449)	(2.2)%
Income tax expense (benefit)	707	0.3%	991	0.5%	(3,590)	(0.8)%	(10,089)	(2.9)%
NET INCOME (LOSS)	$ (1,303)	(0.6)%	$ 2,065	1.1%	$ (12,585)	(2.9)%	$ 2,640	0.8%
Less: Net income (loss) attributable to non-controlling interests	(115)	– %	121	0.1%	(1,235)	(0.3)%	(613)	(0.2)%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ (1,188)	(0.5)%	$ 1,944	1.0%	$ (11,350)	(2.6)%	$ 3,253	0.9%
Earnings (loss) per share of Class A common stock:								
Basic	$ (0.03)		$ 0.05		$ (0.29)		$ 0.08	
Diluted	$ (0.03)		$ 0.05		$ (0.29)		$ 0.06	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,227		39,114		39,195		39,031	
Diluted	39,227		43,789		39,195		43,289	

(1) As a percentage of Shack sales.

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June 29, June 30, 2022 2021 OPERATING ACTIVITIES Net income (loss) (including amounts attributable to non-controlling interests) (12,585)$ 2,640$ Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization expense 34,942 28,198 Amortization of debt issuance costs 524 344 Amortization of cloud computing asset 683 627 Non-cash operating lease cost 28,010 24,716 Equity-based compensation 6,640 3,639 Deferred income taxes 8,392 6,265 Loss on sale of marketable securities — 5 Non-cash interest expense 28 343 Impairment and loss on disposal of assets 1,105 727 Unrealized loss on equity securities 561 37 Other non-cash income (2) (1) Changes in operating assets and liabilities: Accounts receivable 1,721 (2,239) Inventories (105) (672) Prepaid expenses and other current assets (3,964) 4,384 Other assets (4,090) (488) Accounts payable (1,104) 4,236 Accrued expenses (13,208) (13,643) Accrued wages and related liabilities 3,802 4,423 Other current liabilities 4,929 (1,515) Long-term operating lease liabilities (21,102) (24,583) Other long-term liabilities (15) (438) NET CASH PROVIDED BY OPERATING ACTIVITIES 35,162 37,005 INVESTING ACTIVITIES Purchases of property and equipment (55,268) (44,709) Purchases of marketable securities (186) (47,264) Sales of marketable securities — 4,004 NET CASH USED IN INVESTING ACTIVITIES (55,454) (87,969) FINANCING ACTIVITIES Proceeds from issuance of convertible notes, net of discount — 243,750 Deferred financing costs — (101) Payments on principal of financing leases (1,513) (1,272) Distributions paid to non-controlling interest holders (324) (706) Debt issuance costs — (687) Proceeds from stock option exercises 175 6,610 Employee withholding taxes related to net settled equity awards (2,120) (3,400) NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (3,782) 244,194 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (24,074) 193,230 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 302,406 146,873 CASH AND CASH EQUIVALENTS AT END OF PERIOD 278,332$ 340,103$ Twenty-Six Weeks Ended C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 27 (in thousands)

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 28 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance- based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack-level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack- level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended June 29, 2022	Thirteen Weeks Ended June 30, 2021	Twenty-Six Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 30, 2021
Income (loss) from operations	$ (819)	$ 3,307	$ (15,754)	$ (6,714)
Less:				
Licensing revenue	7,698	5,990	14,298	10,604
Add:				
General and administrative expenses	29,075	20,366	60,395	39,931
Depreciation and amortization expense	18,087	14,472	34,942	28,198
Pre-opening costs	2,823	2,258	5,535	5,834
Impairment and loss on disposal of assets	528	358	1,105	727
Shack-level operating profit	$ 41,996	$ 34,771	$ 71,925	$ 57,372
Total revenue	230,752	187,460	434,143	342,742
Less: Licensing revenue	7,698	5,990	14,298	10,604
Shack sales	$ 223,054	$ 181,470	$ 419,845	$ 332,138
Shack-level operating profit margin[1,2]	18.8%	19.2%	17.1%	17.3%

(1) As a percentage of Shack sales.

(2) For the twenty-six weeks ended June 29, 2022, Shack-level operating profit margin includes the $1,281 cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

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EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, deferred lease cost, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. Adjusted EBITDA Margin Adjusted EBITDA margin, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 30

ADJUSTED EBITDA

	Thirteen Weeks Ended		Twenty-Six Weeks Ended	
(dollar amounts in thousands)	**June 29, 2022**	**June 30, 2021**	**June 29, 2022**	**June 30, 2021**
Net income (loss)	$ (1,303)	$ 2,065	$ (12,585)	$ 2,640
Depreciation and amortization expense	18,087	14,472	34,942	28,198
Interest expense, net	315	359	670	874
Income tax expense (benefit)	707	991	(3,590)	(10,089)
EBITDA	**17,806**	**17,887**	**19,437**	**21,623**
Equity-based compensation	3,452	1,958	6,640	3,639
Amortization of cloud-based software implementation costs	351	314	683	627
Deferred lease costs[1]	(773)	(75)	(1,650)	129
Impairment and loss on disposal of assets	528	358	1,105	727
Legal matters	750	24	6,750	619
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Debt offering related costs[2]	-	-	-	236
Executive transition costs	-	179	-	179
Adjusted EBITDA	**$ 22,114**	**$ 20,645**	**$ 31,684**	**$ 27,779**
Adjusted EBITDA margin[3]	9.6%	11.0%	7.3%	8.1%

(1) Reflects the extent to which lease expense is greater than or less than contractual fixed base rent.

(2) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(3) Calculated as a percentage of Total revenue, which was $230.8 million and $434.1 million for the thirteen and twenty-six weeks ended June 29, 2022, respectively, and $187.5 million and $342.7 million for the thirteen and twenty-six weeks ended June 30, 2021, respectively.

31

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings (loss) per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income (loss) by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 32

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended June 29, 2022	Thirteen Weeks Ended June 30, 2021	Twenty-Six Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 30, 2021
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$ (1,188)	$ 1,944	$ (11,350)	$ 3,253
Adjustments:				
Reallocation of Net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests[(1)]	(115)	121	(1,235)	(613)
Legal matters	750	24	6,750	619
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Debt offering related costs[(2)]	-	-	-	236
Executive transition costs	-	179	-	179
Revolving Credit Facility amendments related costs[(3)]	-	-	-	323
Impact to income tax expense (benefit)[(4)]	684	112	(911)	136
Adjusted pro forma net income (loss)	$ 131	$ 2,380	$ (8,027)	$ 4,133
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	39,227	43,789	39,195	43,289
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]	2,906	-	2,913	-
Dilutive effect of stock options	104	-	-	-
Dilutive effect of convertible notes	1,467	-	-	-
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	43,704	43,789	42,108	43,289
Adjusted proforma earnings (loss) per fully exchanged share—diluted	$ 0.00	$ 0.05	$ (0.19)	$ 0.10

	Thirteen Weeks Ended June 29, 2022	Thirteen Weeks Ended June 30, 2021	Twenty-Six Weeks Ended June 29, 2022	Twenty-Six Weeks Ended June 30, 2021
Earnings (loss) per share of Class A common stock—diluted	$ (0.03)	$ 0.05	$ (0.29)	$ 0.06
Assumed exchange of LLC Interests for shares of Class A common stock[(1)]	-	-	(0.01)	-
Non-GAAP adjustments[(5)]	0.03	-	0.11	0.04
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ 0.00	$ 0.05	$ (0.19)	$ 0.10

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(3) Expense incurred in connection with the Company's amendments on the Revolving Credit Facility, including the write-off of previously capitalized costs on the Revolving Credit Facility.

(4) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 14.9% and 25.0% for the thirteen and twenty-six weeks ended June 29, 2022, respectively, and 27.0% and 167.8% for the thirteen and twenty-six weeks ended June 30, 2021, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(5) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted Pro Forma Net Income (Loss) above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 34

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended June 29, 2022			Twenty-Six Weeks Ended June 29, 2022		
(dollar amounts in thousands)	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 707	$ (596)	-118.6%	$ (3,590)	$ (16,175)	22.2%
Non-GAAP adjustments (before tax):						
Legal matters	-	750		-	6,750	
Gift Card Adjustment	-	-		-	(1,281)	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(684)	-		911	-	
Adjusted pro forma	$ 23	$ 154	14.9%	$ (2,679)	$ (10,706)	25.0%
Less:						
Net tax impact from stock-based compensation	(4)	-		(424)	-	
Adjusted pro forma (excluding windfall tax benefits)	$ 19	$ 154	12.0%	$ (3,103)	$ (10,706)	29.0%

2021 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended June 30, 2021			Twenty-Six Weeks Ended June 30, 2021		
(dollar amounts in thousands)	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense	Income (Loss) Before Income Taxes	Effective Tax Rate
As reported	$ 991	$ 3,056	32.4%	$ (10,089)	$ (7,449)	135.4%
Non-GAAP adjustments (before tax):						
Debt offering related costs	-	-		-	236	
Revolving Credit Facility amendment-related costs	-	-		-	323	
Legal matters	-	24		-	619	
Executive transition costs	-	179		-	179	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(112)	-		(136)	-	
Adjusted pro forma	$ 879	$ 3,259	27.0%	$ (10,225)	$ (6,092)	167.8%
Less:						
Windfall tax benefits from stock-based compensation	121	-		8,472	-	
Adjusted pro forma (excluding windfall tax benefits)	$ 1,000	$ 3,259	30.7%	$ (1,753)	$ (6,092)	28.8%

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Kristyn Clark, Shake Shack kclark@shakeshack.com CONTACT INFORMATION